As Filed with the Securities and Exchange Commission on January 22, 1997



        Securities and Exchange Commission
              Washington, D.C. 20549
              _______________________

                     FORM S-8
              Registration Statement
                       Under
            The Securities Act of 1933
              _______________________

                 Definition, Ltd.
(Exact name of Registrant as specified in its charter)

         NEVADA                       75-2293489
(State or other jurisdiction of   (IRS Employer
incorporation or organization) Identification No.)

1334 South Killian, Unit 4, Lake Park, Florida 33403
(Address of principal executive offices, including zip code)

 ________________________________________________

               CONSULTING AGREEMENT
             (Full title of the plan)
 ________________________________________________

                 Gerald L. Beeson
              Chief Executive Officer
                 Definition, Ltd.
            1334 South Killian, Unit 4
             Lake Park, Florida 33403
      (Name and address of agent for service)

                     Copy to:

            L. A. Newlan, Jr., Esquire
                  NEWLAN & NEWLAN
    5525 North MacArthur Boulevard - Suite 670
                Irving, Texas 75038
                  (972) 518-1886



       Total Sequentially Numbered Pages: 25

Index to Exhibits Located on Sequentially Numbered Page: 15

          CALCULATION OF REGISTRATION FEE


                                        Proposed   Proposed
Title of each                           Maximum    Maximum
class of                                Offering   Aggregate  Amount of
securities to         Amount to         Price Per  Offering   Registration
be registered         be registered     Share (1)  Price(1)   Fee

Common Stock,
$.001 par
value                 200,000 shares    $.90 (1)    $180,000   $100.00 (2)


(1)  The maximum offering price was calculated pursuant to Rule 457(c).
(2)  Minimum fee.

                 DEFINITION, LTD.

Cross Reference Sheet Required By Item 501(b) of Regulation S-K

  Form S-8 Item Number and Caption          Caption in Prospectus

 1. Forepart of Registration Statement      Facing Page of Registration
    and Outside Front Cover Page of         Statement and Front Cover
    Prospectus                              Page of Prospectus

 2. Inside Front and Outside Back           Inside Cover Page of Prospectus
    Cover Pages of Prospectus               and Outside Back Cover Page
                                            of Prospectus

 3. Summary Information, Risk Factors       Not Applicable
    and Ratio of Earnings to Fixed
    Charges

 4. Use of Proceeds                         Not Applicable

 5. Determination of Offering Price         Not Applicable

 6. Dilution                                Not Applicable

 7. Selling Security Holders                Sales by Selling Shareholder

 8. Plan of Distribution                    Cover Page of Prospectus;
                                            Sales by Selling Shareholder

 9. Description of Securities to            Consulting Agreement and
    be Registered                           Issuance of Common Stock;
                                            Sales by Selling Shareholder

10. Interest of Named Experts               Not Applicable
    and Counsel

11. Material Changes                        Not Applicable

12. Incorporation of Certain Information    Incorporation of Certain
    by Reference                            Information by Reference

13. Disclosure of Commission Position       Indemnification
    on Indemnification for Securities
    Act Liabilities

PROSPECTUS
                 Definition, Ltd.

          200,000 Shares of Common Stock
            ($.001 par value per share)

     Issued Pursuant to a Consulting Agreement

     This Prospectus is part of a Registration Statement which registers 200,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), of Definition, Ltd., a Nevada corporation (the "Company"), which have been issued, as described herein, to Digital Ad Media, Inc., a Florida corporation ("Digital"), a consultant to the Company, pursuant to a Consulting Agreement under which the Company has issued 200,000 shares of Common Stock to Digital (such securities being referred to herein as the "Digital Securities"). Digital is a selling shareholder under this Prospectus and is referred to herein as the "Selling Shareholder". All of the Digital Securities were issued to the Selling Shareholder pursuant to a written compensation contract which provided for the issuance of the Digital Securities. The Company has been advised by the Selling Shareholder that it may sell all or a portion of its shares of Common Stock from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers, or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices.

     No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor the issuance of any of the Digital Securities under the terms of the aforementioned Consulting Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DIS-
APPROVED BY THE SECURITIES AND EXCHANGE COMM-
ISSION NOR HAS THE COMMISSION PASSED ON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY RE-
PRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

  The date of the Prospectus is January 22, 1997


              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed with the Commission can be inspected and copied at the Public Reference Section of the Commission at its principal offices located at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common
Stock is traded in the over-the-counter market.

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to 200,000 shares of the Company's
Common Stock, issued to a consultant of the Company pursuant to a written Consulting Agreement. This Prospectus, which constitutes Part I of the Registration Statement, omits certain information with respect to the Company and the shares of Common Stock offered by the Prospectus.
Reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and, where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office located in Washington, D.C. (at the above address) upon payment of the fees prescribed by the Rules and Regulations of the Commission, or examined free of charge. Also, the Registration
Statement, with exhibits, may be examined and/or downloaded free of charge by the Commission on the Internet at: http://www.sec.gov/Archives/edgar.

  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

     1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995;
     2. The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1996;
     3. The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1996;
     4. The Company's Registration Statement on Form S-8 filed on July 1, 1996;
     5. The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1996;
     6.   The Company's Amended Quarterly Report on Form
          10-QSB/A for the period ended September 30, 1996;
          and
     7. The Company's Registration Statement on Form S-8 filed on January 10, 1997.
     All reports and documents filed by the Company pursuant to Section
13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     The Company hereby undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents.
Written requests for such copies should be directed to: Corporate Secretary, Definition, Ltd., 1334 South Killian, Unit 4, Lake Park, Florida 33403; telephone (561) 840-0558.

                    THE COMPANY

     The Company was incorporated on March 13, 1989, in the State of Nevada. The Company acquired the exclusive right and license to sell and exploit commercially a patented stone hot plate that operated without electrical connection, in the United States, Canada, Mexico and the West Indies. The Company also obtained and further enhanced proprietary operational guidelines and procedures for the development, decoration, establishment and operation of restaurants in the United States and such other countries utilizing the Stone Grill for tabletop cooking. From 1989 to 1993, the Company engaged in various marketing and sales activities related to the promotion of Stone Grill cooking and its Stone Grill products, and in 1991 established a pilot restaurant facility. During 1993, the Company determined not to go forward with the Stone Grill-related restaurant business. The Company sold all of its holdings in Stone Grill Restaurants, Inc., a wholly-owned subsidiary, and ceased its activities in this field.

     During 1994, the Company began acquisition of assets and sought business opportunities related to interactive media and communications. In furtherance of these plans, the Company acquired programming, a broadcast film library, computers, video, studio, broadcast and cable equipment and pre-paid air time. In early 1995, the Company's wholly-owned subsidiary, Interactive Systems, Inc. ("ISI"), acquired an office and studio complex in Lake Park, Florida.

     The Company's business includes the production of direct response programming, and interactive programming for world wide application, including educational software, infomercials, interactive computer media, video and the sale of television advertising (utilizing broadcast air time through WINQ-TV 19, West Palm Beach, Florida). The Company also sells from time to time, primarily into foreign markets, copies of video, film clips and programming from its broadcast film library, which includes certain copyrighted programs, documentaries, newsreels, music books and educational footage. ISI is currently involved in a computer-based, interactive educational network with Academy Concepts. For much of 1996, this project made no progress due to a dispute concerning obligations of the parties under the agreement between them. However, the parties have resolved their dispute and the educational project is going forward pursuant to the governing agreement. ISI is involved with the production of television programs for broadcast in the West Palm Beach, Florida, and the Dallas/Fort Worth, Texas, metropolitan areas, and in the production of one-hour infomercials for video and cable television broadcast.

     ISI is seeking to develop customers and sales utilizing the "Internet". It is operating under a letter of intent with WorldWide Marketing, a Europe-based firm ("WWM"), in a business venture involving the importation into the United States of substantial amounts of art, art objects and craft items from Italy, which are being sold at auction by Sotheby Auctioneers in cooperation with Hofstra University, Hempstead, New York. This program, known as the "Messagio d'amore", or Message of Love, is expected to create purchases and sales involving both large and small vendors and craftsmen located primarily in the Verona, Italy, area.

     Also, in January 1997, the Company entered into a Joint Venture Agreement with W3D, LLC, a Texas limited liability company, which joint venture is to develop Internet Business Centers in 26 or more major cities in Europe and the United States.


         CONSULTING AGREEMENT AND ISSUANCE
                  OF COMMON STOCK

General

     On January 14, 1997, the Company entered into a Consulting
Agreement with Digital Ad Media, Inc., a Florida corporation (the Selling Shareholder). The Company has issued 200,000 shares of Company Common
Stock pursuant to such Consulting Agreement. This Prospectus relates to the 200,000 shares issued to Digital. Under the terms of the Consulting
Agreement, the Selling Shareholder has agreed to provide consulting services with respect to the establishment of (1) T-1 telephone lines on behalf of the Company and ISI, (2) WINQ-TV Internet broadcasting protocol, so-called "streaming" technology, (3) connections with one or more Internet service providers on behalf of the Company and WINQ-TV and (4) business relationships with North American firms necessary for the Company to exploit its products. None of the securities to which this Prospectus relates is issued pursuant to any program or plan and are not being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose.

Federal Income Tax Effects

     The issuance of the Digital Securities will result in the recognition of taxable income to the Selling Shareholder. Correspondingly, the Company will be entitled to a deduction equal to the amount of ordinary income charged to the Selling Shareholder, $80,000.

Restrictions Under Securities Laws

     The sale of any shares of Common Stock issued under the Consulting Agreement must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater shareholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under Federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption.

           SALES BY SELLING SHAREHOLDER

     The following table sets forth the name of the Selling Shareholder, the amount of shares of Common Stock held, directly or indirectly, the amount of Common Stock to be owned by the Selling Shareholder following sale of such shares of Common Stock and the percentage of shares of Common
Stock to be owned by the Selling Shareholder following completion of such offering (based on 7,161,842 shares of Common Stock of the Company outstanding as of the date of this Prospectus).


                                                              Percentage of
                                              Shares to       Shares to
Name of Selling   Number of      Shares to    be Owned        be Owned
Shareholder       Shares Owned   Be Offered   After Offering  After Offering

Digital Ad
Media, Inc.       200,000        200,000       -0-            -0-


             DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue up to 100,000,000 shares of Common Stock, $.001 par value per share. The holders of Company
Common Stock will be entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire Board of Directors of the Company and, if they do so, minority shareholders would not be able to elect any persons to the Board of Directors. The Company's bylaws provide that a majority in number of the issued and outstanding shares of the Company shall constitute a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

     Shareholders of the Company will have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption and will carry no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock will be entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.

     Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company intends to expand its business through reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

     The Board of Directors has the authority to issue the authorized but unissued shares without action by the shareholders.


Transfer Agent

     The transfer agent for the shares of Common Stock of the Company is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

                  INDEMNIFICATION

     Nevada law provides that Nevada corporations may include within their articles of incorporaiton provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statutes. Nevada law also allows Nevada corporations to include in their articles of incorporation or bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

     Nevada law provides that Nevada corporations may eliminate or limit the personal liability of its directors and officers. This means that the articles of incorporation could state a dollar maximum for which directors would be liable, either individually or collectively, rather than eliminating total liability to the full extent permitted by the law.

     The Company's Charter provides that a director or officer of the Company shall not be personally liable to the Company or its shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of NRS 78.300. In addition, NRS 78.751 and Article VII of the Bylaws of the Company, under certain circumstances, provided for the indemnification of the officers and directors of the Company against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is set forth in the following paragraph, but such summary is qualified in its entirety by reference to Article VII of the Bylaws of the Company.

     In general, any director or officer of the Company (an "Indemnitee") who was or is a party to, or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action or suit (including, without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that the Indemnitee is or was a director or officer of the Company or is or was serving in any capacity at the request of the Company as a director, officer, employee, agent, partner or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the Company for actions taken by the Indemnitee and for all omissions to the full extent permitted by Nevada law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. The rights to indemnification specifically include the right to reimbursement from the Company for all reasonable costs and expenses incurred in connection with the Proceeding and indemnification continues as to an Indemnitee who has ceased to be a director or officer. The Board of Directors may include employees and other persons as though they were Indemnitees. The rights to indemnification are not exclusive of any other rights that any person may have by law, agreement or otherwise.

     The Bylaws also provide that the Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who otherwise qualifies as an Indemnitee under the foregoing provisions. Other financial arrangements to assist the Indemnitee are also permitted, such as the creation of a trust fund, the establishment of a program of self-insurance, the securing of the Company's obligation of indemnification by granting a security interest or other lien on any assets (including cash) of the Company and the establishment of a letter of credit, guaranty or surety.

     The Company and Interactive Systems, Inc. (ISI), the Company's wholly-owned subsidiary, intend to enter into agreements with each of their respective directors, executive officers and significant employees providing for indemnification by the Company and by ISI of each of them to the extent permitted by their respective Charters and Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Act), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                   LEGAL MATTERS

     Legal matters in connection with the securities being offered hereby will be passed upon for the Company by Newlan & Newlan, Attorneys at Law, Irving, Texas.

                      EXPERTS

     The consolidated financial statements and financial statement schedules of the Company included in the Company's Annual Report on Form
10-KSB for the year ended December 31, 1995, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Smith, Dance & Company, Certified Public Accountants, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

                      PART II

            INFORMATION REQUIRED IN THE
              REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The documents listed in (a) through (h) below are incorporated by reference in this Registration Statement. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 14(d) of the Securities Exchange Act of 1934 (the Exchange Act), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

     (a) The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 1995, filed pursuant to the Exchange Act.
     (b) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1996.
     (c) The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1996.
     (d) The Company's Registration Statement on Form S-8 filed July 1, 1996.
     (e) The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1996.
     (f) The Company's amended Quarterly Report on Form 10-QSB/A for the period ended September 30, 1996.
     (g) The Company's Registration Statement on Form S-8 filed January 10, 1997.
     (h) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to above.

Item 4.  Description of Securities.

     The Company is authorized to issue up to 100,000,000 shares of Common Stock, $.001 par value per share. The holders of Company
Common Stock will be entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire Board of Directors of the Company and, if they do so, minority shareholders would not be able to elect any persons to the Board of Directors. The Company's bylaws provide that a majority in number of the issued and outstanding shares of the Company shall constitute a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

     Shareholders of the Company will have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption and will carry no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock will be entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.

     Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company intends to expand its business through reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

     The Board of Directors has the authority to issue the authorized but unissued shares without action by the shareholders.

Item 5.  Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers.

     Nevada Revised Statutes 78.037 is incorporated herein by this reference.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange
Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

     Inasmuch as the consultant who received shares of Common Stock of the Company is knowledgeable, sophisticated and had access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grant, the consultant was required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Company in the absence of sale pursuant to an effective Registration Statement.

Item 8.  Exhibits.

     Exhibit Description

     5.1       Opinion of Newlan & Newlan, Attorneys at Law, re:
               Legality.

     10.1 Consulting Agreement, dated as of January 14, 1997, between Registrant and Digital Ad Media, Inc., a
               Florida corporation.


     24.1      Consent of Smith, Dance & Company, Certified Public
               Accountants.

     24.2      Consent of Newlan & Newlan, Attorneys at Law.

Item 9.  Undertakings.

     (1)  The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



































                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the dates shown below.

                    DEFINITION, LTD.



                    By:        /s/ Gerald L. Beeson
                         Gerald L. Beeson
                         Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signatures                 Title                         Date

/s/ Gerald L. Beeson       Executive Vice President,     January 15, 1997
Gerald L. Beeson           Chief Executive Officer,
                           Principal Financial and
                           Accounting Officer and
                           Director

/s/ Michael DeLuise        Director                      January 15, 1997
Michael DeLuise

/s/ David L. Holt          Director                      January 15, 1997
David L. Holt

                 INDEX TO EXHIBITS

                 DEFINITION, LTD.

                                                         Sequentially
                                                         Numbered
Exhibit No.         Description                          Page

  5.1               Opinion of Newlan & Newlan,
                    Attorneys at Law, re: Legality       16

  10.1              Consulting Agreement, dated
                    as of January 14, 1997,
                    between Registrant and Digital
                    Ad Media, Inc., a Florida
                    corporation                          18

  24.1              Consent of Smith, Dance &
                    Company, Certified Public
                    Accountants                          23

  24.2              Consent of Newlan & Newlan,
                    Attorneys at Law                     25